Exhibit 5.1  Legal Opinion and Consent

Davisson & Associates, PA
4124 Quebec Avenue North, Suite 306
Minneapolis Minnesota 55427
Phone (763) 355-5678
Facsimile (763)3552-5679

November 23, 2009

Board of Directors
Asgaard Media
2559 East Desert Inn Road
Las Vegas, Nevada 89121

Re:	Opinion and Consent of Counsel with respect to Registration Statement on Form S-1A for Asgaard Media, a Nevada Corporation, (the “Company”).

Ladies and Gentleman:

We have been engaged as counsel by the Company for the purpose of supplying this opinion letter, which is to be filed as an Exhibit to the Company’s Registration Statement (the “Registration Statement”).  This opinion is submitted pursuant to the applicable rules of the Securities and Exchange Commission with respect to the registration of  10,000,000 newly issued shares for public sale of the Company's common stock, $0.001 par value, to be sold by the issuer (the “Shares”). As defined herein, the term Shares only refers to those 10,000,000 shares which are to be newly issued pursuant to this offering.
We have in connection with the Company’s request made ourselves familiar with the corporate actions taken and proposed to be taken by the Company in connection with the proposed registration of Shares, authorization,  issuance and sale of the Shares by the Company and have made such other legal factual inquiries as we have deemed necessary for the purpose of rending this opinion.  We have examined and relied upon original, certified, conformed, Photostat or other copies of the following documents:

i.	The Certificate of Incorporation of the Company;
ii.	The Registration Statement and the Exhibits thereto; and
iii.	Such other matters of law, as we have deemed necessary for the expression of the opinion herein contained.

We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of documents submitted to us as copies, the authenticity of the originals of such copied documents, and except with respect to the Company, that all individual executing and delivering such documents were duly authorized to do so.

Based on the forgoing and in reliance thereon, and subject to the qualification and limitations set forth below, we are of the opinion that the Company is duly organized in the State of Nevada, validly existing and in good standing as a corporation under the laws of the State of Nevada.  Based on the foregoing, I am of the opinion that the Shares have and upon the effectiveness of the registration will have been duly authorized and validly issued and are fully paid and non-assessable.

This opinion is limited to the laws of the State of Nevada and federal law  in effect, exclusive of state securities and blue-sky laws, rules and regulations, and to all facts as they presently exist.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the prospectus comprising part of the Registration Statement.

Sincerely,

Davisson & Associates, PA

/s/Peder K. Davisson
Peder K. Davisson, Esq.

Davisson & Associates, PA
4124 Quebec Avenue North, Suite 306
Minneapolis Minnesota 55427
Phone (763) 355-5678
Facsimile (763)3552-5679

November 23, 2009

Board of Directors
Asgaard Media
2559 East Desert Inn Road
Las Vegas, Nevada 89121

Re:	Opinion and Consent of Counsel with respect to Registration Statement on Form S-1A for Asgaard Media, a Nevada Corporation, (the “Company”).

Ladies and Gentleman:

We have been engaged as counsel by the Company for the purpose of supplying this opinion letter, which is to be filed as an Exhibit to the Company’s Registration Statement (the “Registration Statement”).  This opinion is submitted pursuant to the applicable rules of the Securities and Exchange Commission with respect to the issuance and subsequent registration of 2,500,000 shares held by existing shareholders to be sold by the existing selling shareholders (the “Shares”). As defined herein, the term Shares only refers to those 2,500,000 shares which were previously issued.

We have in connection with the Company’s request made ourselves familiar with the corporate actions taken and proposed to be taken by the Company in connection with the proposed registration of Shares by existing stockholders and authorization issuance and sale of the Shares by the selling shareholders and have made such other legal factual inquiries as we have deemed necessary for the purpose of rending this opinion.  We have examined and relied upon original, certified, conformed, Photostat or other copies of the following documents:

i.	The Certificate of Incorporation of the Company;
ii.	The Registration Statement and the Exhibits thereto; and
iii.	Such other matters of law, as we have deemed necessary for the expression of the opinion herein contained.

We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of documents submitted to us as copies, the authenticity of the originals of such copied documents, and except with respect to the Company, that all individual executing and delivering such documents were duly authorized to do so.

Based on the forgoing and in reliance thereon, and subject to the qualification and limitations set forth below, we are of the opinion that the Company is duly organized in the State of Nevada, validly existing and in good standing as a corporation under the laws of the State of Nevada.  Based on the foregoing, I am of the opinion that the Shares have  been duly authorized and validly issued and are fully paid and non-assessable.

This opinion is limited to the laws of the State of Nevada and federal law in effect, exclusive of state securities and blue-sky laws, rules and regulations, and to all facts as they presently exist.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the prospectus comprising part of the Registration Statement.

Sincerely,

Davisson & Associates, PA

/s/Peder K. Davisson
Peder K. Davisson, Esq.